Exhibit 10.36

SEVENTH AMENDMENT TO

THE FISHER-PRICE PENSION PLAN

WHEREAS, Mattel, Inc. (“Mattel”) sponsors the Fisher-Price Pension Plan for the benefit of eligible employees of Fisher-Price, Inc. and certain other subsidiaries; and

WHEREAS, the provisions of the Plan are set forth in a 1994 Restatement, as amended by a Sixth Amendment thereto; and

WHEREAS, Mattel currently has pending an application for a determination from the Internal Revenue Service that the Plan is qualified under Section 401(a) of the Code; and

WHEREAS, the Internal Revenue Service has requested certain remedial amendments to the Plan in connection with its review of the application and as a condition for the issuance of a favorable determination with respect to the continued qualified status of the Plan; and

WHEREAS, Mattel intends to preserve the qualified status of the Plan, and this Amendment sets forth the remedial amendments requested by the Internal Revenue Service; and

WHEREAS, in Section 9.1 of the Plan, Mattel reserved the right to amend the Plan at any time in whole or in part;

NOW, THEREFORE, to effect the foregoing, Mattel does hereby declare that the Plan be, and hereby is, amended as follows:

1. Section 1.4(f) of the Plan is amended effective as of January 1, 1997 by adding the following new sentence to the end thereof:

“The term “regular employee” shall not include any person classified by the Affiliated Corporations as a supplemental contract worker, Leased Employee or other worker supplied by a third party personnel agency, independent contractor, agent or consultant, whether or not such classification is upheld in any legal controversy concerning the person’s employment status.”

2. The following new Section 1.4(cc) is added immediately after Section 1.4(bb) of the Plan effective as of January 1, 1997:

“(cc) “Leased Employee” means any individual who is not an employee of any Affiliated Corporation but who performs services for an Affiliated Corporation, where:

(i) such services are provided pursuant to an agreement between the Affiliated Corporation and any other person (the “leasing organization”);

(ii) the individual has performed such services for the Affiliated Corporation, or for the Affiliated Corporation and any “related persons” determined under Section 414(n)(6) of the Code, on a substantially full-time basis for a period of at least one (1) year; and

(iii) such services are performed under the primary direction or control of the recipient.”

3. The first sentence of the third paragraph of Section 3.10(a) of the Plan is amended effective as of January 1, 1998 to read as follows:

“For purposes of this Section, the term “compensation” means wages within the meaning of Section 3401(a) of the Code, for purposes of income tax withholding at the source, but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2) of the Code) which are paid to such Participant by the Company during such period plus any contributions made on a salary reduction basis under Sections 125, 402(c)(3) or, effective from and after January 1, 2001, 132(f)(4). The term “limitation year” means the Plan Year.”

4. Section 4.4(a) of the Plan is amended effective as of January 1, 1998 to read as follows:

“(a) Payment of Small Benefits. If the present value of the accrued monthly pension benefit, as determined in accordance with the assumptions set forth in Section 5.4, to which a Participant is entitled does not exceed $5,000 ($3,500 prior to January 1, 1998), such present value shall be paid to such Participant in a single sum payment; provided, however, (i) no single sum distribution shall be made under this Section 4.4(a) if the Participant has previously had an annuity starting date with respect to his accrued benefit and (ii) no single sum distribution shall be made under this Section 4.4(a) prior to October 17, 2000 if the present value of the Participant’s accrued monthly pension benefit ever exceeded the $5,000 or $3,500 (as the case may be) cash-out limit.”

5. Section 5.2(c) of the Plan is amended effective as of January 1, 1997 by adding the following new sentence to the end thereof:

“To the extent provided in Section 11.13, a Leased Employee shall be credited with Hours of Service with respect to services rendered for Affiliated Corporations, but a Leased Employee shall not become a Participant unless subsequently employed by an Affiliated Corporation as a regular employee.”

6. Section 5.3(b) of the Plan is amended effective as of January 1, 1997 by deleting the phrase “five years of service” and by substituting in lieu thereof the phrase “3 years of Vesting Service.”

7. Article 11 of the Plan is amended effective as of December 12, 1994 by adding the following new Section 11.12 to the end thereof:

“Section 11.12. Military Service. Notwithstanding any provision of this Plan to the contrary, the Plan shall provide contributions, benefits and service credit with respect to qualified military service in accordance with Code Section 414(u).”

8. Article 11 of the Plan is amended effective as of January 1, 1997 by adding the following new Section 11.13 to the end thereof:

“Section 11.13 Leased Employees. Notwithstanding any provisions of the Plan to the contrary and except as hereinafter provided, a Leased Employee shall be credited with Hours of Service under the Plan to the extent required by Section 414(n) of the Code with respect to services performed for the Company or an Affiliated Corporation as a Leased Employee. The service crediting requirement of the preceding sentence, however, shall not apply to any Leased Employee to the extent provided in Section 414(n)(5) of the Code, and in such regard shall not apply with respect to such Leased Employee if such Leased Employee is covered by a leasing organization’s money purchase pension plan that meets the participation, contribution and vesting requirements of Section 414(n) of the Code and the safe harbor requirements of Section 414(n) of the Code are otherwise satisfied. The service crediting requirement of this Section 11.13, if applicable to a Leased Employee, shall only entitle such person to be credited with Hours of Service as hereinabove provided and shall not in and of itself entitle such person to become a Participant in the Plan or to accrue a pension benefit under, or otherwise participate in, the Plan, and such person shall not become a Participant or participate in the Plan unless and until such person becomes a regular employee and otherwise satisfies the requirements of the Plan for participation.”

9. The second paragraph of Section 12.3(b) of the Plan is amended effective as of January 1, 2000 by adding the following new sentence to the end thereof:

“The preceding sentence shall not apply for Plan Years beginning on or after January 1, 2000.”

10. Section 12.3(c) of the Plan is amended effective as of January 1, 2000 by adding the following new sentence to the end thereof:

“This provision will not apply for Plan Years beginning on or after January 1, 2000.”

11. Except as expressly or by necessary implication amended hereby, the Plan shall continue in full force and effect.

IN WITNESS WHEREOF, Mattel has caused this instrument to be executed by its duly authorized officer this 25th day of November, 2002.

MATTEL, INC.

By:	/s/ Alan Kaye

Name:	Alan Kaye
Title:	Senior Vice President—Human Resources

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